UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

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GUESS?, INC.
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Guess?, Inc. Comments on Legion Partners’ Withhold Campaign
Believes Legion’s Withhold Campaign is Irresponsible and Uninformed

Guess? Shareholders Are Not Required to Take Action at this Time

LOS ANGELES, March 17, 2022 – Guess?, Inc. (NYSE: GES) (“Guess” or the “Company”) today issued the following statement regarding Legion Partners’ preliminary proxy statement:
The Guess Board of Directors is open to new ideas to create value for all shareholders and has a long track record of shareholder engagement and responsiveness. However, to date, Legion Partners has not presented any new ideas with regard to the Company’s strategy or operations that will advance our core objective of driving value for Guess shareholders. Instead, Legion has created a massive distraction to the senior executives who have performed extremely well, as demonstrated by the results released yesterday. We believe that Legion’s grand idea to date --- removing two individuals who have been critical to our success --- would be very destabilizing and detrimental to the Company.

The Company believes the foundation of Legion’s withhold campaign is based on information from the media and from misinformed and uncorroborated sources. Guess has addressed these issues on multiple occasions and will continue to discuss them as appropriate with Guess shareholders going forward. In the meantime, we encourage shareholders to ignore the campaign that Legion is advancing, which the Company finds not only irresponsible but reckless.

It is worth noting that Guess is currently responding to a Demand for Board Action letter from Legion (the “Legion Demand”). As previously announced, the Guess Board established a Demand Review Committee to investigate the subject matter of the demand. The Company finds Legion’s withhold campaign to be nothing more than an attempt to end-run the demand-process that Legion itself started. We believe it demonstrates that Legion is not interested in the facts, and only interested in pursuing a singular predetermined outcome.

The Guess Board has made, and will continue to make, decisions that are based on facts and that it believes are in the best interest of the Company and all shareholders.

Guess shareholders do not need to take any action at this time. The Board will formally present its recommended slate of director nominees in the Company’s definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission (the “SEC”) and mailed to all shareholders eligible to vote at the Company’s 2022 Annual Meeting, which is scheduled to be held on April 22, 2022 at 9:00 a.m. (PDT), in the ordinary course.

About Guess Family
For more information about the respect and appreciation Guess models, photographers and employees have for the Company, please visit www.guessfam.com.

About Guess?, Inc.
Established in 1981, GUESS began as a jeans company and has since successfully grown into a global lifestyle brand. Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of January 29, 2022, the Company directly operated 1,068 retail stores in the Americas, Europe and Asia. The Company’s partners and distributors operated 563 additional retail stores worldwide. As of January 29, 2022, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 Annual Meeting. The Company intends to file a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.guess.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.guess.com.

Forward-Looking Statements
The business strategies and statements concerning the Company’s future outlook, including the full fiscal year results, discussed in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “continue,” “anticipate,” “look,” “path” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors that may cause actual results in future periods to differ materially from current expectations, which are identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to, the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate, length and severity of the COVID-19 pandemic, and uncertainty surrounding potential changes in U.S. policies and regulations may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578